EXHIBIT 10.1
UNSECURED PROMISSORY NOTE
An Amount Not to Exceed $22,000,000
Reno, Nevada
September 25, 2026

FOR VALUE RECEIVED, USBC, Inc., a Nevada corporation (“Borrower”), hereby promises to pay to the order of Goldeneye 1995, LLC, a Nevada Limited Liability Company (together with its successors and/or assigns, “Lender” or “Holder”), in accordance with the terms and conditions set forth below, the principal amount of Twenty Two Million United States Dollars ($22,000,000) (the “Loan”) or such lesser principal amount of the Loan made and not repaid from time to time to the Borrower by the Lender pursuant to this Note, together with interest on the unpaid principal due hereunder from the date given above (the “Effective Date”), and such other sums as may be required by the terms of this Note, until this Note is paid in full in immediately available funds.
The Borrower and Lender hereby set forth their rights and obligations to one another under this Note and agree to be legally bound as follows:
1.Definitions. The following terms used herein shall have the following meanings (and any of such terms may, unless the context otherwise requires, be used in the singular or the plural depending on the reference):
“Affiliate” means with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including, without limitation, any general partner, managing member, officer, director or trustee of such Person, or any venture capital fund or other investment fund now or hereafter existing that is controlled by one or more general partners, managing members or investment adviser of, or shares the same management company or investment adviser with, such Person.
“Applicable Bankruptcy Code” means Title 11 of the United States Code, or any equivalent provision in any applicable jurisdiction, as amended from time to time, and any successor laws.
“Borrower” has the meaning ascribed to such term in the preamble.
“Business Day” means any day other than a Saturday, Sunday or legal holiday under the laws of the State of New York or any other day on which banking institutions located in such state are authorized or required by law or other governmental action to close.
“Change of Control” means the occurrence of any of the following: (i) a transfer or conveyance to, or other acquisition by, any Person or group of Persons of a Controlling Interest in the Borrower or any Controlling Affiliate; (ii) the Borrower or any Controlling Affiliate consummating any merger, consolidation, amalgamation or recapitalization in which the Borrower or such Controlling Affiliate, as applicable, is not the surviving entity; or (iii) the sale, transfer or license of all or substantially all of the Borrower’s assets. For the avoidance of doubt, solely adding, replacing, or removing the Borrower’s executives or the membership of the Borrower’s Board of Directors (or analogous governing body) does not constitute a Change of Control so long as the members of the Borrower’s Board of Directors (or analogous governing body) as of the Effective Date (or, if the Borrower is not a party to this Note as of the Effective Date, the date the Borrower becomes a party hereto) maintain a majority of the voting power of such Board of Directors, and no Change of Control shall be deemed to occur in connection with any transfer, reorganization, or other transaction in which the Controlling Interest is held, directly or indirectly, by any Permitted Holder immediately after giving effect thereto.
“Controlling Affiliate” means any Affiliate that has a direct or indirect (through one or more intermediaries) Controlling Interest in the Borrower.
“Controlling Interest” means (i) the direct or indirect beneficial ownership or voting control (whether by contract, arrangement, relationship, or otherwise) of more than fifty percent (50%) of such entity’s capital stock or other equity interest; or (ii) the direct or indirect power to direct or otherwise control the management and/or policies of the Borrower or any Controlling Affiliate.
“Debtor Relief Law” means the Applicable Bankruptcy Code and any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief law of the United States or other applicable jurisdictions from time to time in effect.
“Dollar” and the sign “$” mean the lawful money of the United States of America.
“Effective Date” means the date of this Note.
“Event of Default” has the meaning ascribed to such term in Section 8.
“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time, consistently applied.
“Governmental Authority” means any nation or government, any foreign, federal, state, territory, provincial, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Indebtedness” means, with respect to any Person, without duplication, (i) all obligations for borrowed money, (ii) all obligations evidenced by notes, bonds, debentures or similar instruments, (iii) all obligations for the deferred purchase price of property or services (other than trade accounts payable incurred in the ordinary course of business and payable in accordance with customary practices), (iv) all obligations under capitalized leases, (v) all obligations (contingent or otherwise) under letters of credit, bankers’ acceptances and similar instruments, to the extent drawn and not reimbursed, (vi) all obligations in respect of the redemption or repurchase of disqualified capital stock, and (vii) all guarantees of any of the foregoing.
“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of any Debtor Relief Law.
“Lender” has the meaning ascribed to such term in the preamble.

“Loan” has the meaning ascribed to such term in the preamble.
“Material Adverse Effect” means any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon, any of (a) the business, results of operations, properties or financial condition of the Borrower and its Subsidiaries, taken as a whole, (b) the rights and remedies of Lender under this Note and (c) the validity or enforceability of this Note or (d) the ability of the Borrower to timely perform its obligations under this Note.
“Maturity Date” has the meaning ascribed to such term in Section 3.
“Maximum Principal Amount” has the meaning ascribed to such term in Section 2.
“Note” means this Unsecured Promissory Note, dated as of the date first written above, made by Borrower in favor of Lender, as the same may be amended, supplemented or otherwise modified from time to time.
“Note Obligations” has the meaning ascribed to such term in Section 3.
“Permitted Holder” or “Permitted Holders” means the Lender and any Affiliate that is directly or indirectly controlled by the Lender, and any investment funds or accounts managed, advised or controlled by the same management company or investment adviser as the Lender.
“Permitted Indebtedness” means: (a) indebtedness existing on the Effective Date; (b) indebtedness incurred under this Note; (c) unsecured trade payables and accrued expenses incurred in the ordinary course of business; (d) other indebtedness incurred in the ordinary course of business and approved by the Borrower’s board of directors or equivalent governing body; and (e) extensions, refinancings, or replacements of the foregoing, so long as the principal amount is not materially increased and the terms are not materially more burdensome to the Borrower.
“Permitted Transfers” means: (a) transfers of inventory, cash, and cash equivalents in the ordinary course of business; (b) non-exclusive licenses and similar arrangements for the use of the Borrower’s property entered into in the ordinary course of business; (c) transfers of surplus, obsolete, or worn-out equipment in the ordinary course of business; (d) transfers made in connection with Permitted Investments or Permitted Indebtedness; and (e) other transfers approved by the Borrower’s board of directors or equivalent governing body.
“Person” means any individual, partnership, joint venture, limited liability company, firm, corporation, association, bank, trust or other enterprise, whether or not a legal entity, or any government or political subdivision or any agency, department or instrumentality thereof.
“Subsidiary” means, with respect to any Person, (i) any corporation of which an aggregate of more than fifty percent (50%) of the outstanding equity interests having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, equity interests of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of more than fifty percent (50%) of such equity interests whether by proxy, agreement, operation of law or otherwise, and (ii) any partnership or limited liability company in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%) or of which any such Person is a general partner or may exercise the powers of a general partner.
2.        Loans.
(a.Advances. Subject to the terms and conditions set forth herein, the Lender may, from time to time make one or more advances of principal to the Borrower (each, an “Advance”) in an aggregate amount not to exceed $22,000,000 (the “Maximum Principal Amount”). Each Advance shall be made upon the Borrower’s notice to the Lender, which may be delivered by email or other written communication, and no separate promissory note, amendment, or additional documentation shall be required in connection with any Advance. Each Advance shall constitute part of a single term loan evidenced by this Note, and amounts repaid or prepaid may not be reborrowed. No Advance may be made after the Maturity Date. Subject to the terms, conditions and limitations set forth herein, and unless modified by some other provision, including the occurrence of an Event of Default as provided for in Section 8 below, any Advance may be made within 10 Business Days of receipt of the notice referenced in the second sentence of this subsection.
(a)Records. The Lender’s books and records (including bank records) reflecting Advances made and payments received shall constitute prima facie evidence of the outstanding principal amount under this Note, absent manifest error.
3.        Payments.
(a)Repayment Date. Subject to Section 4 below, the outstanding principal amount of the Loan, together with all accrued and unpaid interest thereon (as provided in Section 4 below) and all outstanding fees, expenses and other amounts due and owing under this Note (collectively, the “Note Obligations”), shall be immediately due and payable in full in immediately available funds on the date that is three (3) years after the Effective Date (the “Maturity Date”).
(b)Right to Renew or Extend. The Borrower shall have the right, exercisable by written notice delivered to the Lender on or prior to the Maturity Date, to (i) renew the Loan on then-prevailing market terms, or (ii) extend the maturity of the Loan for a term not to exceed one (1) year. The parties shall use commercially reasonable efforts to promptly negotiate and execute a written agreement documenting such renewal or extension.
(c)Payment Mechanics. All payments of the Note Obligations shall be made in immediately available funds, in Dollars, to Lender at the account specified below or to such account for payment as may be specified in writing by Lender from time to time. Amounts prepaid or repaid in respect of the Loan may not be reborrowed.
Beneficiary's Bank:     [***]
BIC CODE:         [***]
ABA:             [***]
Account:         [***]
Beneficiary:         [***]

(d)No Set-Offs. All payments of principal, interest and other amounts under this Note shall be made without offset, counterclaim or deduction of any kind for any reason.

4.    Interest.

(a)This Note shall bear interest at a rate per annum equal to 8.5% (the “Interest Rate”). Such interest shall be calculated as simple interest on the basis of a 360-day year for the actual number of days elapsed, and shall accrue from and including the Effective Date through the date the Loan is paid in full in immediately available funds. Interest shall not compound or be capitalized.
(b)Beginning December 31, 2026, and again on the last Business Day of any calendar quarter between December 31, 2026, and the Maturity Date, the Borrower shall make a quarterly remittance to the Lender consisting of the then outstanding accrued and unpaid interest on the outstanding principal balance of the Loan. All accrued and unpaid interest remaining outstanding on the Maturity Date shall be due and payable on the Maturity Date.
(c)However, notwithstanding the forgoing, the provisions of this Note and of all agreements between Borrower and Lender, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of demand or acceleration of the maturity of this Note or otherwise, shall the amount paid, or agreed to be paid, to Holder for the use, forbearance or retention of the money loaned under this Note exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, performance or fulfillment of any provision hereof shall, at the time performance or fulfillment of such provision shall be due, exceed the limit for interest prescribed by law or otherwise transcend the limit of validity prescribed by applicable law, then ipso facto the obligation to be performed or fulfilled shall be reduced to such limit and if, from any circumstance whatsoever, Lender shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal balance owing under this Note in the inverse order of its maturity (whether or not then due) or at the option of Lender be paid over to Borrower, and not to the payment of interest. All interest (including any amounts or payments deemed to be interest) paid or agreed to be paid to Lender shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal balance of this Note so that the interest thereof for such full period will not exceed the maximum amount permitted by applicable law.
5.    Voluntary Prepayment. Borrower shall have the right at any time and from time to time to prepay the principal or interest of the Loan in whole or in part, without premium or penalty. All prepayments made pursuant to this Section 5 shall be applied, first, to the payment of accrued and unpaid interest on the principal amount being prepaid and, thereafter, to the reduction of the unpaid principal amount of the Loan.
6.     Borrower Representations and Warranties. The Borrower represents and warrants to Lender, as of the date hereof, that:
(a)Organization; Power and Authority. The Borrower is a corporation or limited liability company, as applicable, duly organized, validly existing and is in good standing under the laws of its jurisdiction of organization, formation or incorporation, as applicable, and has all the requisite company power and authority, and the legal right, to enter into and to perform its obligations under this

Note and to own, lease and operate its properties and assets and to conduct its business as it is now being conducted.
(b)Legally Enforceable Agreement. The execution and delivery of this Note by the Borrower and the performance of its obligations hereunder have been duly authorized by all necessary corporate or company, as applicable, action in accordance with all applicable laws. The Borrower has duly executed and delivered this Note. This Note, when executed and delivered by the Borrower, will be a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).
(c)No Violation. The Borrower is not in violation, breach or default of any other material agreement to which the Borrower is a party.
(d)Compliance with Laws, Agreements and Organizational Documents. Neither the execution and delivery by the Borrower of this Note, nor the consummation of the transactions contemplated hereby or compliance with the provisions hereof, will (i) violate (A) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or any of its properties or assets, except any such violation as would not reasonably be expected to result in a Material Adverse Effect, (B) the provisions of any material indenture, instrument, contract or agreement to which the Borrower is a party or is subject or by which any of its properties or assets is bound or (C) any provision of the Borrower’s organizational documents, or (ii) result in the creation or imposition of any lien on any of the properties or assets of the Borrower.
(e)Consents. No consent or authorization of, filing with, notice to or other act by, or in respect of, any other person or entity (including, without limitation, any creditors of or holders of any equity interests in the Borrower) and no consent, license, permit, approval or authorization, of, exemption by, notice or report to, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery, performance, validity or enforceability of this Note.
(f)Judgments. No judgments, orders, writs or decrees are outstanding against the Borrower, and no action, suit, litigation, contested claim, arbitration, or governmental proceeding is pending or, to the knowledge of the Borrower, threatened in writing by or against the Borrower that purport to affect the legality, validity or enforceability of this Note or the consummation of the transactions contemplated hereby.
7.    Covenants. The Borrower covenants and agrees that so long as this Note is in effect and until payment in full of the Note Obligations (other than contingent obligations for which no claim has been asserted), the Borrower shall perform the following covenants:
(a)Business. The Borrower shall (i) carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducting, (ii) do all things necessary to remain duly organized, validly existing, and in good standing as a company under the laws of its jurisdiction of organization, formation or incorporation, as applicable, and (iii) maintain all requisite authority to conduct its business in those jurisdictions in which its business is conducted.

(b)Further Assurances. The Borrower shall promptly take any and all actions necessary to execute any definitive documentation (which documentation shall include customary representations, warranties, covenants, conditions and agreements) reasonably requested by the Lender, for obtaining the benefits of this Note, subject to the terms and conditions stated herein and therein.
(c)Compliance with Laws. The Borrower shall comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which they may be subject, except to the extent that the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.
8.    Events of Default. The occurrence of any of the following events shall constitute an “Event of Default”:
(a)Failure to Make Payments When Due. The failure of Borrower to pay any principal or interest under this Note on the date that such payment is due and payable, whether at the date due thereof or at a date fixed for repayment thereof or by acceleration thereof or otherwise;
(b)Breach of Representation or Warranty. Any representation or warranty made or deemed made by the Borrower to Lender in this Note, or any certificate, exhibit, instrument or other document furnished in connection herewith or therewith or pursuant hereto or thereto, proves to have been false in any material;
(c)Fundamental Change. Dissolution, liquidation or similar winding up of the Borrower shall occur;
(d)Breach of Covenant. The default or failure of the Borrower to comply with or to perform any other covenant or obligation under this Note (other than any payment obligation covered by Section 8(a) above) and such default or failure is not remedied within ten (10) days after receipt by the Borrower of written notice thereof from Lender; provided, that if the default cannot by its nature be cured within such ten (10) day period or cannot after diligent attempts by the Borrower to be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then the Borrower shall have an additional period (which shall not in any event exceed twenty (20) days) to attempt to cure such default, and within such reasonable time period the failure to cure the default shall not be deemed an Event of Default;
(e)Involuntary Bankruptcy. (1) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Borrower in an involuntary case under the Applicable Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (2) an involuntary case shall be commenced against the Borrower under any applicable bankruptcy, insolvency or any other similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Borrower or over all or a substantial part of its property shall have been entered; or the involuntary appointment of an interim receiver, trustee or other custodian of the Borrower for all or a substantial part of its property shall have occurred; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of the Borrower, and, in the case of any event described in this clause (2), such event shall have continued for sixty (60) days unless dismissed, bonded or discharged;

(f)Voluntary Bankruptcy. An order for relief shall be entered with respect to the Borrower, or the Borrower shall commence a voluntary case under the Applicable Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or the Borrower shall make an assignment for the benefit of creditors; or the Borrower shall be unable or fail to, shall admit in writing its inability to, shall fail generally to or shall declare in writing it intention not to, pay its debts as such debts become due; or the board of directors (or other applicable governing body) of the Borrower (or any committee thereof) shall adopt any resolution or otherwise authorize action to approve any of the foregoing;
(g)Unenforceability. This Note or any provision hereof shall cease to be in full force or effect or shall be declared to be null or void or otherwise unenforceable in whole or in part; or the Borrower or any of its Subsidiaries shall deny or disaffirm the Borrower’s obligations under this Note; or
(h)Change of Control. A Change of Control occurs.
9.    Remedies.
(a)Remedies Generally. Upon the occurrence and during the continuance of any Event of Default (other than in the case of any Event of Default specified in Section 8(f) or Section 8(g) above), Lender may, by written notice to Borrower, declare all Note Obligations to be due and payable in whole or in part and thereupon the aggregate unpaid principal amount of the Loan so declared to be immediately due and payable, together with accrued and unpaid interest thereon at a rate equal to three percent (3.00%) per annum above the then otherwise applicable interest rate (the “Default Rate”), and all other amounts accrued hereunder, shall thereupon immediately become due and payable without presentment, further notice, protest or other requirements of any kind (all of which are hereby expressly waived by the Borrower), it being understood and agreed that the portion of such interest that is accruing at the Default Rate shall be payable in cash on demand, and not in kind. Upon the occurrence of any Event of Default specified in Section 8(f) or Section 8(g) above, the Note Obligations, together with all accrued and unpaid interest thereon at the Default Rate and all other amounts accrued hereunder, shall automatically become due and payable, without presentment, demand, notice, protest or other requirements of any kind (all of which are hereby expressly waived by the Borrower), and without any right to offset or counterclaim. If an Event of Default occurs, the Borrower shall pay to Lender the reasonable documented out-of-pocket attorneys’ fees and disbursements and all other reasonable documented out-of-pocket costs incurred by Lender in order to collect amounts due and owing under this Note or otherwise to enforce the rights and remedies of Lender hereunder.
(b)Further Assurances. No failure to exercise or delay in exercising any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. Without limitation upon the foregoing, nothing contained in this Section 9(b) shall be construed to grant any rights to the Borrower or to impose any duties on Lender that would not have been granted or imposed by this Note or by applicable law in the absence of this Section 9(b). Moreover, as set forth in subsection 10(c)-(d) below, any alleged waiver by Lender of any right, remedy, power or privilege under this Note shall not be effective unless it is delivered in writing pursuant to the notice provisions in Section 10(g) below and signed by the Lender.
10.    Miscellaneous.
(a)Indemnity. The Borrower will indemnify and hold harmless the Lender from and against any and all losses, damages, liabilities, claims, fines or penalties, whether direct or indirect, and related expenses (including, without limitation, the reasonable fees and expenses of counsel in any matter, whether involving a third party or between the Borrower and the Lender) arising from (i) the execution or delivery of this Note or any agreement or instrument contemplated in connection herewith or therewith, the performance by the parties thereto of their respective obligations hereunder or thereunder, or the consummation of the transactions contemplated hereby or thereby; (ii) the Loan as evidenced by this Note or the actual or proposed use of the proceeds thereof; (iii) any actual or prospective claim, investigation, litigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower; (iv) any breach or inaccuracy of any representation or warranty of the Borrower contained herein; (v) any failure by the Borrower to comply with, or any breach or non-fulfillment by the Borrower of, any covenant or obligation of the Borrower set forth in this Note; or (vi) any liability or obligation of the Borrower or the failure by the Borrower to pay, perform or discharge when due any such liability or obligation; provided, however, that such indemnity shall not be available to the Lender to the extent that such claims, damages, losses, liabilities or related expenses are determined by a court of competent jurisdiction by final, non-appealable judgment to have resulted from the gross negligence, willful misconduct or fraud of the Lender.
(b)Taxes; Withholding.
(i)Payments to be Free and Clear. All sums payable by the Borrower under this Note shall (except to the extent required by law) be paid free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority (collectively, “Taxes”).
(ii)Withholding of Taxes. If the Borrower is required by law to make any deduction or withholding on account of any Tax from any sum paid or payable under this Note, (X) the Borrower shall notify Lender of any such requirement or any change in any such requirement as soon as the Borrower becomes aware of it; (Y) the Borrower shall pay any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on the Borrower) for its own account or (if the liability is imposed on Lender) on behalf of and in the name of Lender; and (Z) the amount payable by the Borrower in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after any such deduction, withholding or payment of Taxes, Lender receives on the due date an amount equal to what it would have received had no such deduction, withholding or payment been required or made; provided, however, that to the extent Lender is refunded any portion of such excess, Lender shall remit such amount to the Borrower.

(c)Assignment.
(i)This Note shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective permitted successors and assigns. Neither party may assign or otherwise transfer this Note or any of its rights or obligations hereunder without the prior written consent of the other party.
(ii)All references to the Borrower shall include the Borrower as debtor-in-possession and any receiver or trustee for the Borrower in any Insolvency Proceeding.
(d)Delay or Omission; Remedies Cumulative. No failure or omission on the part of Lender to exercise, and no course of dealing with respect to or delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof. No single or partial exercise by Lender of any right, power or remedy hereunder, nor any abandonment or discontinuance by Lender of steps to enforce any such right, power or remedy, shall preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.
(e)Amendment; Waiver. No amendment or waiver of any of the provisions of this Note shall (i) be effective unless it is in writing and signed by the party to be bound thereby, (ii) constitute a waiver of any other provision of this Note, whether or not similar, or (iii) constitute a continuing waiver unless otherwise expressly provided in writing and signed by the party to be bound thereby. The Borrower waives presentment, demand for payment, notice of dishonor, protest and notice of protest, and any or all other notices or demands in connection with the delivery, acceptance, performance, default or endorsement of this Note. The liability of the Borrower hereunder shall be unconditional and shall not be in any manner affected by any indulgence whatsoever granted or consented to by Lender, including but not limited to any extension of time, renewal, waiver or other modification. Any failure of Lender to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any time and from time to time thereafter. Lender may accept late payments, or partial payments, even though marked “payment in full” or containing words of similar import or other conditions, without waiving any of its rights.
(f)Governing Law; Service of Process. This Note shall be governed by and construed and interpreted in accordance with the laws of the State of New York. The Borrower hereby agrees that any action or proceeding arising out of or relating to this Note shall be brought, if by Borrower, only in the Supreme Court of the State of New York in the County of New York, submits to the jurisdiction of such court in the event that any such action or proceeding shall be brought, and expressly waives any objections as to venue in any of such court, including, without limitation, the defense of forum non conveniens. Nothing in this Note shall be deemed to operate to preclude Lender from bringing suit or taking other legal action in any other jurisdiction to enforce its rights and remedies under this Note including, without limitation, to enforce any judgment obtained in connection therewith. The Borrower hereby agrees that all service of process in any such action or proceedings in any such court may be effected by mailing a copy of such process to it by registered or certified mail, return receipt requested, at its address set forth on the signature page hereto (or at such other address of which Lender shall have been notified in accordance with clause (h) below), such service being hereby acknowledged by the Borrower to be effective and binding service in every respect.

(g)Waiver of Jury Trial. Each of the parties hereto hereby agrees to waive its respective rights to a jury trial of any claim or cause of action based upon or arising hereunder or under any of the other credit documents or any dealings between them relating to the subject matter of this loan transaction or the lender/borrower relationship that is being established. The scope of this waiver is intended to be all encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this Note, and that each will continue to rely on this waiver in its related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. This waiver is irrevocable, meaning that it may not be modified either orally or in writing and this waiver shall apply to any subsequent amendments, renewals, supplements or modifications hereto or any of the other credit documents or to any other documents or agreements relating to the Loan made hereunder. In the event of litigation, this Note may be filed as a written consent to a trial by the court.
(h)Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be considered to be given and received in all respects (i) when personally delivered, (ii) when delivered via reputable overnight courier service, or (iii) three (3) days after deposited in the U.S. mail, certified or registered mail, return receipt requested, and in each case physically addressed to the party as follows, with copies being concurrently provided via email to the addresses identified below:

Notice to the Borrower:
USBC, INC.
300 E 2nd Street, 15th Floor Reno, NV 89501 Attn: Daniel Beck
E-mail: [***]

with a copy (which shall not constitute notice) to:

Lowenstein Sandler LLP 1251 Avenue of the Americas, 17th Floor New York, NY 10020 USA Attn: Daniel Forman
E-mail: [***]

Notice to Lender:

Goldeneye 1995 LLC Robert Gregory Kidd Emily Castelli 26 State Route 28 #1186 Crystal Bay, NV 89402 Email: [***] Email: [***]

with a copy (which shall not constitute notice) to:

The Law Offices of Thomas V. Christopher THE SALESFORCE TOWER 415 Mission Street, FL 37 San Francisco, CA 94105 Email: [***]

Any party may change its address for notices and other communications hereunder by giving notice to the other party in accordance with this Section 10(f).

(i)Severability. If any provision of this Note shall be held by any court of competent jurisdiction to be illegal, invalid, or unenforceable, such provision shall be construed and enforced as if it had been more narrowly drawn so as not to be illegal, invalid, or unenforceable, and such illegality, invalidity, or unenforceability shall have no effect upon and shall not impair the enforceability of any other provision of this Note.
(j)Expenses. The Borrower shall, jointly and severally, reimburse Lender on demand for all reasonable and documented out-of-pocket costs, expenses and fees (including expenses and fees of its external counsel) incurred by Lender in connection with the enforcement or protection of Lender’s rights (i) in connection with this Note, including its rights under this Section 10(j) and (ii) in connection with the Loan made hereunder, including all such out of pocket expenses incurred during any workout, restructuring or amendment in respect of such Loan.
(k)Lost, Stolen or Mutilated Notes. Upon receipt of evidence reasonably satisfactory to Borrower of the loss, theft, destruction or mutilation of this Note, and in case of any such loss, theft or destruction, upon delivery of any customary indemnity agreement reasonably satisfactory to Borrower, or in any case of any such mutilation, upon surrender and cancellation of this Note, Borrower at its expense will, within five (5) Business Days, issue and deliver a new Note of like tenor in an amount equal to the amount of such lost, stolen or mutilated Note.
(l)Rescission of Payments. If at any time any payment made by the Borrower under this Note is rescinded or must otherwise be restored or returned whether as a result of insolvency, bankruptcy reorganization, fraudulent conveyance, improper payment, or otherwise, the Borrower’s obligation to make such payment shall be reinstated and continued in full force and effect as though such payment had not been made.

(m)Counterparts. This Note may be executed in separate counterparts which, when taken together, shall constitute one and the same instrument. Delivery of an executed signature page of this Note by facsimile transmission or electronic transmission (in PDF format) shall be as effective as delivery of a manually executed counterpart hereof or thereof. Any signature (including, without limitation, (x) any electronic symbol or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record and (y) any facsimile or .pdf signature) hereto or to any other certificate, agreement or document related to the Note, and any contract formation or record-keeping, in each case, through electronic means, shall have the same legal validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, and the parties hereto hereby waive any objection to the contrary. Notwithstanding the foregoing, the Borrower agrees to execute this Note in original (wet-ink) form and to deliver the manually signed signature pages to the Lender promptly following execution by reputable international courier, signature required, at the Borrower’s expense.
(n)Headings. The headings used in this Note are for convenience only and have no legal meaning or effect.

[Remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the undersigned hereby signs, seals and delivers this Note, intending to be legally bound hereby as of the date first written above.

BORROWER: USBC, INC.
By: /s/ Daniel Beck
Name: Daniel Beck Title: Chief Financial Officer

ACKNOWLEDGED AND AGREED:

LENDER: Goldeneye 1995 LLC
By: /s/ Robert Gregory Kidd
Name: Robert Gregory Kidd Title: Manager

[SIGNATURE PAGE TO UNSECURED PROMISSORY NOTE]